Exhibit (j)

 _____________________

CUSTODY AGREEMENT

_____________________

dated as of June 20, 2012

by and between

CĪON INVESTMENT CORPORATION

 (“Company”)

and

U.S. BANK NATIONAL ASSOCIATION

 (“Custodian”)

This CUSTODY AGREEMENT (this “Agreement”) is dated as of June 20, 2012, and is by and between CĪON Investment Corporation (and any successor or permitted assign, the “Company”), a corporation organized under the laws of the State of Maryland, having its principal place of business at 3 Park Avenue, 36th Floor, New York, NY 10016, and U.S. BANK NATIONAL ASSOCIATION (and any successor or permitted assign acting as custodian hereunder, the “Custodian”), a national banking association having a place of business at One Federal Street, 3rd Floor, Boston, MA 02110.

RECITALS

WHEREAS, the Company is a closed-end management investment company, which intends to elect or has elected to be treated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Company desires to retain U.S. Bank National Association to act as custodian for the Company and each Subsidiary hereafter identified to the Custodian;

WHEREAS, the Company desires that certain of the Company’s Securities (as defined below) and cash be held and administered by the Custodian pursuant to this Agreement in compliance with Section 17(f) of the 1940 Act; and

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.            DEFINITIONS

1.1       Defined Terms. In addition to terms expressly defined elsewhere herein, the following words shall have the following meanings as used in this Agreement:

“Account” means the Cash Account, the Securities Account, any Subsidiary Cash Account and any Subsidiary Securities Account, collectively.

“Agreement” means this Custody Agreement (as the same may be amended from time to time in accordance with the terms hereof).

“Authorized Person” has the meaning set forth in Section 7.4.

“Business Day” means a day on which the Custodian or the relevant sub-custodian, including a Foreign Sub-custodian, is open for business in the market or country in which a transaction is to take place.

“Cash Account” means the segregated trust account to be established at the Custodian to which the Custodian shall deposit or credit and hold any cash or Proceeds received by it from time to time from or with respect to the Securities or the sale of the Securities of the Company, as applicable, which trust account shall be designated the “CĪON Investment Corporation Cash Proceeds Account”.

“Company” has the meaning set forth in the first paragraph of this Agreement.

“Confidential Information” means any databases, computer programs, screen formats, screen designs, report formats, interactive design techniques, and other similar or related information that may be furnished to the Company by the Custodian from time to time pursuant to this Agreement.

“Custodian” has the meaning set forth in the first paragraph of this Agreement.

“Document Custodian” means the Custodian when acting in the role of a document custodian hereunder.

“Eligible Investment” means any investment that at the time of its acquisition is one or more of the following:

(a)          United States government and agency obligations;

(b)          commercial paper having a rating assigned to such commercial paper by Standard & Poor’s Rating Services or Moody’s Investor Service, Inc. (or, if neither such organization shall rate such commercial paper at such time, by any nationally recognized rating organization in the United States of America) equal to one of the two highest ratings assigned by such organization, it being understood that as of the date hereof such ratings by Standard & Poor’s Rating Services are “A1+” and “A1” and such ratings by Moody’s Investor Service, Inc. are “P1” and “P2”;

(c)          interest bearing deposits in United States dollars in United States or Canadian banks with an unrestricted surplus of at least U.S. $250,000,000, maturing within one year;

(d)          money market funds (including funds of the bank serving as Custodian or its affiliates) or United States government securities funds designed to maintain a fixed share price and high liquidity; and

(e)          such other cash equivalents that are mutually agreed between the parties.

“Eligible Securities Depository” has the meaning set forth in Section (b)(1) of Rule 17f-7 under the 1940 Act.

“Federal Reserve Bank Book-Entry System” means a depository and securities transfer system operated by the Federal Reserve Bank of the United States in which are eligible to be held all United States Government direct obligation bills, notes and bonds.

“Financing Documents” has the meaning set forth in Section 3.3(b)(ii).

“Foreign Intermediary” means a Foreign Sub-custodian and Eligible Securities Depository.

“Foreign Sub-custodian” means and includes (i) any branch of a “U.S. Bank,” as that term is defined in Rule 17f-5 under the 1940 Act, (ii) any “Eligible Foreign Custodian,” as that term is defined in Rule 17f-5 under the 1940 Act, having a contract with the Custodian in accordance with Section 6.6, which the Custodian has determined will provide reasonable care of assets of the Company based on the standards specified in Section 6.7 below.

“Foreign Securities” means Securities for which the primary market is outside the United States.

“Loan” means any U.S. dollar denominated commercial loan, or Participation therein, made by a bank or other financial institution that by its terms provides for payments of principal and/or interest, including discount obligations and payment-in-kind obligations, acquired by the Company from time to time.

“Loan Checklist” means a list delivered to the Document Custodian in connection with delivery of each Loan to the Custodian by the Company that identifies the items contained in the related Loan File.

“Loan File” means, with respect to each Loan delivered to the Document Custodian, each of the Required Loan Documents identified on the related Loan Checklist.

“Noteless Loan” means a Loan with respect to which (i) the related loan agreement does not require the obligor to execute and deliver an Underlying Note to evidence the indebtedness created under such Loan and (ii) no Underlying Notes are outstanding with respect to the portion of the Loan transferred by the issuer or the prior holder of record.

“Participation” means an interest in a Loan that is acquired indirectly by way of a participation from a selling institution.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or any government or agency or political subdivision thereof.

“Proceeds” means, collectively, (i) the net cash proceeds to the Company of the initial public offering by the Company and any subsequent offering by the Company of any class of securities issued by the Company, (ii) cash distributions, earnings, dividends, fees and other cash payments paid on the Securities (or, as applicable, Subsidiary Securities) by or on behalf of the issuer or obligor thereof, or applicable paying agent, (iii) the net cash proceeds of the sale or other disposition of the Securities (or, as applicable, Subsidiary Securities) pursuant to the terms of this Agreement and (iv) the net cash proceeds to the Company of any borrowing or other financing by the Company (and any Reinvestment Earnings from investment of any of the foregoing), as delivered to the Custodian from time to time.

“Proper Instructions” means instructions (including Trade Confirmations) received by the Custodian in form reasonably acceptable to it, from the Company, or any Person duly authorized by the Company, by any of the following means:

(a)          in writing signed by an Authorized Person (and delivered by hand, by mail, by overnight courier or by telecopier);

(b)          by electronic mail from an Authorized Person;

(c)          in tested communication;

(d)          in a communication utilizing access codes effected between electro-mechanical or electronic devices; or

(e)          such other means as may be agreed upon from time to time by the Custodian and the party giving such instructions, including oral instructions.

“Reinvestment Earnings” has the meaning set forth in Section 3.6(b).

“Required Loan Documents” means, for each Loan:

(a)          other than in the case of a Participation, an executed copy of the Assignment for such Loan;

(b)          with the exception of Noteless Loans and Participations, the original executed Underlying Note endorsed by the issuer or the prior holder of record in blank or to the Company;

(c)          (i) if the Company is the sole lender or if the Company or an affiliate of the Company acts as agent for the lenders, (A) an executed copy of the Underlying Loan Agreement (which may be included in the Underlying Note if so indicated in the Loan Checklist), together with a copy of all amendments and modifications thereto, (B) a copy of each related security agreement (if any) signed by the applicable obligor(s), and (C) a copy of each related guarantee (if any) then executed in connection with such Loan, and (ii) in all other cases, such copies of the documents described in clauses (A), (B) and (C), which may not be executed copies, as are reasonably available to the Company; and

(d)          a copy of the Loan Checklist.

“Securities” means, collectively, (i) the investments, including Loans, acquired by the Company and delivered to the Custodian by the Company from time to time during the term of, and pursuant to the terms of, this Agreement and (ii) all dividends in kind (e.g., non-cash dividends) from the investments described in clause (i). For avoidance of confusion, the term “securities” includes stocks, shares, bonds, debentures, notes, mortgages or other obligations and any certificates, receipts, warrants or other instruments representing rights to receive, purchase, or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets.

“Securities Account” means the segregated trust account to be established at the Custodian to which the Custodian shall deposit or credit and hold the Securities (other than Loans) received by it pursuant to this Agreement, which account shall be designated the “CĪON Investment Corporation Securities Custody Account”.

“Securities Custodian” means the Custodian when acting in the role of a securities custodian hereunder.

“Securities Depository” means The Depository Trust Company and any other clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, as amended (the “1934 Act”), which acts as a system for the central handling of securities where all securities of any particular class or series of an issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the securities.

“Securities System” means the Federal Reserve Book-Entry System, a clearing agency which acts as a Securities Depository, or another book entry system for the central handling of securities (including an Eligible Securities Depository).

“Shares” means the shares of common stock issued by CĪON Investment Corporation.

“Street Delivery Custom” means a custom of the United States securities market to deliver securities which are being sold to the buying broker for examination to determine that the securities are in proper form.

“Street Name” means the form of registration in which the securities are held by a broker who is delivering the securities to another broker for the purposes of sale, it being an accepted custom in the United States securities industry that a security in Street Name is in proper form for delivery to a buyer and that a security may be re-registered by a buyer in the ordinary course.

“Subsidiary Cash Account” shall have the meaning set forth in Section 3.13(b).

“Subsidiary Securities” collectively, (i) the investments, including Loans, acquired by a Subsidiary and delivered to the Custodian from time to time during the term of, and pursuant to the terms of, this Agreement and (ii) all dividends in kind (e.g., non-cash dividends) from the investments described in clause (i).

“Subsidiary Securities Account” shall have the meaning set forth in Section 3.13(a).

“Subsidiary” means any, directly or indirectly, wholly owned subsidiary of the Company identified to the Custodian by the Company.

“Trade Confirmation” means a confirmation to the Custodian from the Company of the Company’s acquisition of a Loan, and setting forth applicable information with respect to such Loan, which confirmation may be in the form of Schedule A attached hereto and made a part hereof, subject to such changes or additions as may be agreed to by, or in such other form as may be agreed to by, the Custodian and the Company from time to time.

“UCC” shall have the meaning set forth in Section 3.3(b)(ii).

“Underlying Loan Agreement” means, with respect to any Loan, the document or documents evidencing the commercial loan agreement or facility pursuant to which such Loan is made.

“Underlying Loan Documents” means, with respect to any Loan, the related Underlying Loan Agreement together with any agreements and instruments (including any Underlying Note) executed or delivered in connection therewith.

“Underlying Note” means the one or more promissory notes executed by an obligor to evidence a Loan.

1.2        Construction. In this Agreement unless the contrary intention appears:

(a)          any reference to this Agreement or another agreement or instrument refers to such agreement or instrument as the same may be amended, modified or otherwise rewritten from time to time;

(b)          a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(c)          any term defined in the singular form may be used in, and shall include, the plural with the same meaning, and vice versa;

(d)          a reference to a Person includes a reference to the Person’s executors, successors and permitted assigns;

(e)          an agreement, representation or warranty in favor of two or more Persons is for the benefit of them jointly and severally;

(f)          an agreement, representation or warranty on the part of two or more Persons binds them jointly and severally;

(g)          a reference to the term “including” means “including, without limitation,” and

(h)          a reference to any accounting term is to be interpreted in accordance with generally accepted principles and practices in the United States, consistently applied, unless otherwise instructed by the Company.

1.3        Headings. Headings are inserted for convenience and do not affect the interpretation of this Agreement.

2.            APPOINTMENT OF CUSTODIAN

2.1        Appointment and Acceptance. The Company hereby appoints the Custodian as custodian of certain Securities and cash owned by the Company and the Subsidiaries (as applicable) and delivered to the Custodian by the Company from time to time during the period of this Agreement, on the terms and conditions set forth in this Agreement (which shall include any addendum hereto which is hereby incorporated herein and made a part of this Agreement), and the Custodian hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement with respect to it, subject to and in accordance with the provisions hereof. All Required Loan Documents and certificated Securities shall be maintained and held on behalf of the Company by the Custodian in its vaults or the vaults of a Subcustodian.

2.2        Appointment of Sub-Custodians and Agents. Upon receipt of Proper Instructions, the Custodian shall on behalf of the Company from time to time employ one or more sub-custodians located in the United States that is in all material respects acceptable to the Custodian, but only in accordance with the applicable vote by the board of directors of the Company, and provided that the Custodian shall have no more or less responsibility or liability to the Company on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian, but at a minimum, the Custodian shall exercise due care in accordance with reasonable commercial standards with respect to the selection of a sub-custodian.

The Custodian may at any time or times, in its discretion, with written notice first given to the Company, appoint (and may at any time remove) any other bank or trust company that is itself qualified under the 1940 Act to act as a custodian, as its agent to carry out the provisions of this Section 2 as the Custodian may from time to time direct; provided, however, that the appointment of any such agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

2.3        Instructions. The Company agrees that it shall from time to time provide, or cause to be provided, to the Custodian the necessary instructions and information, and shall use commercially reasonable efforts to respond promptly to all inquiries and requests of the Custodian, as may reasonably be necessary to enable the Custodian to perform its duties hereunder.

2.4        Company Responsible For Directions. The Company is solely responsible for directing the Custodian with respect to deposits to, withdrawals from and transfers to or from the Account. Without limiting the generality of the foregoing, the Custodian has no responsibility for the Company’s compliance with the 1940 Act, any restrictions, covenants, limitations or obligations to which the Company may be subject or for which it may have obligations to third-parties in respect of the Account, and the Custodian shall have no liability for the application of any funds made at the direction of the Company. The Company shall be solely responsible for properly instructing all applicable payors to make all appropriate payments to the Custodian for deposit to the Account, and for properly instructing the Custodian with respect to the allocation or application of all such deposits.

3.            DUTIES OF CUSTODIAN

3.1        Segregation. All Securities and non-cash property held by the Custodian, as applicable, for the account of the Company (other than Securities maintained in a Securities Depository or Securities System) shall be physically segregated from other Securities and non-cash property in the possession of the Custodian and shall be identified as subject to this Agreement.

3.2        Securities Custody Account. The Custodian shall open and maintain in its trust department a segregated trust account in the name of the Company, subject only to order of the Custodian, in which the Custodian shall enter and carry, subject to Section 3.3(b), all Securities (other than Loans) and other investment assets of the Company that are delivered to it in accordance with this Agreement. For avoidance of doubt, the Custodian shall not be required to credit or deposit Loans in the Securities Account, but shall instead maintain a register (in book-entry form or in such other form as it shall deem necessary or desirable) of such Loans, containing such information as the Company and the Custodian may reasonably agree; provided that, with respect to such Loans, all Required Loan Documents shall be held in safekeeping by the Document Custodian, individually segregated from the securities and investments of any other person and marked so as to clearly identify them as the property of the Company in a manner consistent with Rule 17f-1 under the 1940 Act and as set forth in this Agreement.

The Custodian shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any such Securities and investments, except pursuant to the direction of the Company under the terms of the Agreement.

3.3        Delivery of Cash and Securities to Custodian.

(a)          The Company shall deliver, or cause to be delivered, to the Custodian certain of the Company’s Securities, cash and other investment assets, including (a) payments of income, payments of principal and capital distributions received by the Company with respect to such Securities, cash or other assets owned by the Company at any time during the period of this Agreement, and (b) cash received by the Company for the issuance, at any time during such period, of securities (including any Shares) or in connection with a borrowing by the Company, except as otherwise permitted by the 1940 Act. With respect to Loans, Required Loan Documents and other Underlying Loan Documents shall be delivered to the Custodian in its role as, and at the address identified for, the Document Custodian. With respect to assets other than Loans, such assets shall be delivered to the Custodian in its role as, and (where relevant) at the address identified for, the Securities Custodian.  Except to the extent otherwise expressly provided herein, delivery of Securities to the Custodian shall be in Street Name or other good deliverable form. The Custodian shall not be responsible for such Securities, cash or other assets until actually delivered to, and received by it. With respect to Securities (other than Loan Assets and assets in the nature of “general intangibles” (as hereinafter defined)) held by the Custodian in its capacity as a “securities intermediary” (as defined in Section 8-102 of the Uniform Commercial Code as in effect in the State of New York (the “UCC”)), the Custodian shall be obligated to exercise due care in accordance with reasonable commercial standards in discharging its duties as a securities intermediary to obtain and maintain such Securities. The vaults or locations in which the Company’s Securities, Required Loan Documents and other assets and documents will be held as of the date hereof are set forth on Schedule C attached hereto.

(b)          (i)          In connection with its acquisition of a Loan or other delivery of a Security constituting a Loan, the Company shall deliver or cause to be delivered to the Custodian (in its roles as, and at the address identified for, the Custodian and Document Custodian) a properly completed Trade Confirmation or other applicable document containing such information in respect of such Loan as the Custodian may reasonably require in order to enable the Custodian to perform its duties hereunder in respect of such Loan on which the Custodian may conclusively rely without further inquiry or investigation, in such form and format as the parties shall reasonably agree, and shall deliver to the Document Custodian (in its role as, and at the address identified for, the Document Custodian) the Required Loan Documents, including the Loan Checklist. For the avoidance of doubt, failure by the Company to deliver a Loan Checklist shall not be deemed a breach of this Agreement or cause for the Custodian not to accept such Loan or to decline to follow Proper Instructions otherwise provided by the Company, unless the Custodian is unable to perform its obligations or duties hereunder as a result of such failure.

(ii)         Notwithstanding anything herein to the contrary, delivery of Securities acquired by the Company (or, if applicable, a Subsidiary thereof) which constitute Noteless Loans or Participations or which are otherwise not evidenced by a “security” or “instrument” as defined in Section 8-102 and Section 9-102(a)(47) of the UCC), respectively, shall be made by delivery to the Document Custodian of (i) in the case of a Noteless Loan, a copy of the loan register with respect to such Noteless Loan evidencing registration of such Loan on the books and records of the applicable obligor or bank agent to the name of the Company or, if applicable, a Subsidiary thereof (or, in either case, its nominee) or a copy (which may be a facsimile copy) of an assignment agreement in favor of the Company (or, if applicable, a Subsidiary thereof) as assignee, and (ii) in the case of a Participation, a copy of the related participation agreement. Any duty on the part of the Custodian with respect to the custody of such Loans shall be limited to the exercise of reasonable care by the Custodian in the physical custody of any such documents delivered to it, and any related instrument, security, credit agreement, assignment agreement and/or other agreements or documents, if any (collectively, “Financing Documents”), that may be delivered to it. Nothing herein shall require the Custodian to credit to the Securities Account or to treat as a financial asset (within the meaning of Section 8-102(a)(9) of the UCC) any such Loan or other asset in the nature of a general intangible (as defined in Section 9-102(a)(42) of the UCC) or to “maintain” a sufficient quantity thereof.

(iii)        The Custodian may assume the genuineness of any such Financing Document it may receive and the genuineness and due authority of any signatures appearing thereon, and shall be entitled to assume that each such Financing Document it may receive is what it purports to be. If an original “security” or “instrument” as defined in Section 8-102 and Section 9-102(a)(47) of the UCC, respectively, is or shall be or become available with respect to any Loan to be held by the Custodian under this Agreement, it shall be the sole responsibility of the Company to make or cause delivery thereof to the Document Custodian, and the Custodian shall not be under any obligation at any time to determine whether any such original security or instrument has been or is required to be issued or made available in respect of any Loan or to compel or cause delivery thereof to the Custodian.

(iv) Promptly upon the acquisition of any Loan that is subject to the terms of this Agreement, the Company shall (A) if reasonably requested by the Custodian, provide to the Custodian an amortization schedule of principal payments and a schedule of interest payable date(s) identifying the amount and due dates of all scheduled principal and interest payments for such Loan; and (B) take all actions as may be reasonably necessary (including appropriate payment notices and instructions to bank agents or other applicable paying agents) to cause (x) all payment in respect of the Loan to be made to the Custodian and (y) all notices, solicitations and other communications in respect of such Loan to be directed to the Company. The Custodian shall have no liability for any delay or failure solely on the part of the Company to provide necessary information to the Custodian or for any inaccuracy therein or incompleteness thereof, or for any delay or failure solely on the part of the Company to give such effective payment instruction to bank agents and other paying agents, in respect of the Loans. The parties acknowledge that if the Custodian does not receive the requested information with respect to a Loan then the Custodian will not be able to book any such Loan on its system of record. With respect to each such Loan, the Custodian shall be entitled to rely on any information and notices it may receive from time to time from the related bank agent, obligor or similar party with respect to the related Loan Asset, or from the Company, and shall be entitled to update its records (as it may deem reasonably necessary or appropriate) on the basis of such information or notices received, without any obligation on its part independently to verify, investigate or recalculate such information.

3.4        Release of Securities.

(a)          The Custodian shall release and ship for delivery, or direct its agents or sub-custodian to release and ship for delivery, as the case may be, Securities or Required Loan Documents (or other Underlying Loan Documents) of the Company held by the Custodian, its agents or its sub-custodian from time to time upon receipt of Proper Instructions (which shall, among other things, specify the Securities or Required Loan Documents (or other Underlying Loan Documents) to be released, with such delivery and other information as may be necessary to enable the Custodian to perform (including the delivery method)), which may be standing instructions (in form reasonably acceptable to the Custodian), in the following cases:

(i)          upon sale of such Securities by or on behalf of the Company, and such sale may, unless and except to the extent otherwise directed by Proper Instructions, be carried out by the Custodian:

(A)         in accordance with the customary or established practices and procedures in the jurisdiction or market where the transactions occur, including delivery to the purchaser thereof or to a dealer therefor (or an agent of such purchaser or dealer) against expectation of receiving later payment; or

(B)         in the case of a sale effected through a Securities System, in accordance with the rules governing the operations of the Securities System;

(ii)         upon the receipt of payment in connection with any repurchase agreement related to such Securities;

(iii)        to a depositary agent in connection with tender or other similar offers for such Securities;

(iv)         to the issuer thereof, or its agent, when such Securities are called, redeemed, retired or otherwise become payable (unless otherwise directed by Proper Instructions, the cash or other consideration is to be delivered to the Custodian, its agents or its sub-custodian);

(v)          to an issuer thereof, or its agent, for transfer into the name of the Custodian or of any nominee of the Custodian or into the name of any of its agents or sub-custodian or their nominees, or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

(vi)         to brokers, clearing banks or other clearing agents for examination in accordance with the Street Delivery Custom;

(vii)        for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such Securities, or pursuant to any deposit agreement (unless otherwise directed by Proper Instructions, the new securities and cash, if any, are to be delivered to the Custodian, its agents or its sub-custodian);

(viii)       in the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities (unless otherwise directed by Proper Instructions, the new securities and cash, if any, are to be delivered to the Custodian, its agents or its sub-custodian); and/or

(ix)         for any other purpose, but only upon receipt of Proper Instructions and an officer’s certificate signed by an officer of the Company (which officer shall not have been the Authorized Person providing the Proper Instructions) stating (i) the specified securities to be delivered, (ii) the purpose for such delivery, (iii) that such purpose is a proper corporate purpose and (iv) naming the person or persons to whom delivery of such Securities shall be made and attaching, to the extent permitted by law, a certified copy of a resolution of the board of directors of the Company or an authorized committee thereof approving authorized signatories to provide Proper Instructions pursuant to this Agreement.

3.5        Registration of Securities. Securities held by the Custodian, its agents or its sub-custodian (other than bearer securities, securities held in a Securities System or Securities that are Noteless Loans or Participations) shall be registered in the name of the Company or its nominee; or, at the reasonable option of the Custodian (if the Custodian determines it cannot hold such security in the name of the Company) in consultation with the Company, in the name of the Custodian or in the name of any nominee of the Custodian, or in the name of its agents or its sub-custodian or their nominees; or, if directed by the Company by Proper Instruction, may be maintained in Street Name. The Custodian, its agents and its sub-custodian shall not be obligated to accept Securities on behalf of the Company under the terms of this Agreement, unless such Securities are in Street Name or other good deliverable form; provided that, such acceptance may not be unreasonably withheld, delayed or conditioned. For the avoidance of doubt, “good deliverable form” shall include any “Security” as defined in Section 2(a)(36) of the 1940 Act.

3.6        Bank Accounts, and Management of Cash

(a)          Proceeds and other cash received by the Custodian from time to time shall be deposited or credited to the Cash Account. All amounts deposited or credited to the Cash Account shall be subject to clearance and receipt of final payment by the Custodian.

(b)          Amounts held in the Cash Account from time to time may be invested in Eligible Investments pursuant to specific written Proper Instructions (which may be standing instructions) received by the Custodian from an Authorized Person acting on behalf of the Company. Such investments shall be subject to availability and the Custodian’s then applicable transaction charges (which shall be at the Company’s expense). The Custodian shall have no liability for any loss incurred on any such investment. Absent receipt of such written instruction from the Company, the Custodian shall have no obligation to invest (or otherwise pay interest on) amounts on deposit in the Cash Account. In no instance will the Custodian have any obligation to provide investment advice to the Company. Any earnings from such investment of amounts held in the Cash Account from time to time (collectively, “Reinvestment Earnings”) shall be redeposited in the Cash Account (and may be reinvested at the written direction of the Company).

(c)          In the event that the Company shall at any time request a withdrawal of amounts from the Cash Account, the Custodian shall be entitled to liquidate, and shall have no liability for any loss incurred as a result of the liquidation of, any investment of the funds credited to the Cash Account as needed to provide necessary liquidity.

(d)          The Company acknowledges that cash deposited or invested with any bank (including the bank acting as Custodian) may make a margin or generate banking income for which such bank shall not be required to account to the Company.

(e)          The Custodian shall be authorized to open such additional accounts as may be necessary or convenient for administration of its duties hereunder, subject to the prior approval of the Company.

3.7        Foreign Exchange

(a)          Upon the receipt of Proper Instructions, the Custodian, its agents or its sub-custodian may (but shall not be obligated to) enter into all types of contracts for foreign exchange on behalf of the Company, upon terms acceptable to the Custodian and the Company (in each case at the Company’s expense), including transactions entered into with the Custodian, its sub-custodian or any affiliates of the Custodian or the sub-custodian. The Custodian shall have no liability for any losses incurred in or resulting from the rates obtained in such foreign exchange transactions; and absent specific Proper Instructions, the Custodian shall not be deemed to have any duty to carry out any foreign exchange on behalf of the Company. The Custodian shall be entitled at all times to comply with any legal or regulatory requirements applicable to currency or foreign exchange transactions.

(b)          The Company acknowledges that the Custodian, any sub-custodian or any affiliates of the Custodian or any sub-custodian, involved in any such foreign exchange transactions may make a margin or generate banking income from foreign exchange transactions entered into pursuant to this Section for which they shall not be required to account to the Company.

3.8        Collection of Income. The Custodian, its agents or its sub-custodian shall use reasonable efforts to collect on a timely basis all income and other payments with respect to the Securities held hereunder to which the Company shall be entitled, to the extent consistent with usual custom in the securities custodian business in the United States. Such efforts shall include collection of interest income, dividends and other payments with respect to registered domestic securities if, on the record date with respect to the date of payment by the issuer, the Security is registered in the name of the Custodian or its nominee (or in the name of its agent or sub-custodian, or their nominees); and interest income, dividends and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such Securities are held by the Custodian or its sub-custodian or agent; provided, however, that in the case of Securities held in Street Name or other good deliverable form, the Custodian shall use commercially reasonable efforts only to timely collect income. In no event shall the Custodian’s agreement herein to collect income be construed to obligate the Custodian to commence, undertake or prosecute any legal proceedings.

3.9        Payment of Moneys. (a) Upon receipt of Proper Instructions, which may be standing instructions, the Custodian shall pay out from the Cash Account (or remit to its agents or its sub-custodian, and direct them to pay out) moneys of the Company on deposit therein in the following cases:

(i)           upon the purchase of Securities for the Company pursuant to such Proper Instruction; and such purchase may, unless and except to the extent otherwise directed by Proper Instructions, be carried out by the Custodian:

(A)               in accordance with the customary or established practices and procedures in the jurisdiction or market where the transactions occur, including delivering money to the seller thereof or to a dealer therefor (or any agent for such seller or dealer) against expectation of receiving later delivery of such securities; or

(B)               in the case of a purchase effected through a Securities System, in accordance with the rules governing the operation of such Securities System;

(ii)          for the purchase or sale of foreign exchange or foreign exchange agreements for the account of the Company, including transactions executed with or through the Custodian, its agents or its sub-custodian, as contemplated by Section 3.8 above; and

(iii)         for any other purpose directed by the Company, but only upon receipt of Proper Instructions specifying the amount of such payment, and naming the Person or Persons to whom such payment is to be made.

(b)         The Custodian shall be entitled to pay (i) itself from the Cash Account, whether or not in receipt of express direction or instruction from the Company, any amounts due and payable to it pursuant to Section 8 hereof, and (ii) as otherwise permitted by Section 7.5, 9.4 or Section 12.5 below; provided, however, that in each case (A) the Custodian shall have first invoiced or billed the Company for such amounts and the Company shall have failed to pay such amounts within thirty (30) days after the date of such invoice or bill, and (B) all such payments shall be regularly accounted for to the Company. To the extent either party is aware of a potential dispute with respect to amounts payable to the Custodian pursuant to the Agreement, the parties will work together in good faith to resolve such dispute.

3.10      Proxies. The Custodian will, with respect to the Securities held hereunder, use reasonable efforts to cause to be promptly executed by the registered holder of such Securities proxies received by the Custodian from its agents or its sub-custodian or from issuers of the Securities being held for the Company, without indication of the manner in which such proxies are to be voted, and upon receipt of Proper Instructions shall promptly deliver to the applicable issuer such proxies relating to such Securities. In the absence of such Proper Instructions, or in the event that such Proper Instructions are not received in a timely fashion, except to the extent otherwise expressly provided herein, the Custodian shall be under no duty to act with regard to such proxies. Notwithstanding the above, neither Custodian nor any nominee of Custodian shall vote any of the Securities held hereunder by or for the account of the Company, except in accordance with Proper Instructions.

3.11      Communications Relating to Securities. The Custodian shall transmit promptly to the Company all written information (including proxies, proxy soliciting materials, notices, pendency of calls and maturities of Securities and expirations of rights in connection therewith) received by the Custodian, from its agents or its sub-custodian or from issuers of the Securities being held for the Company. The Custodian shall have no obligation or duty to exercise any right or power, or otherwise to preserve rights, in or under any Securities, unless and except to the extent it has received timely Proper Instruction from the Company in accordance with the next sentence. The Custodian will not be liable for any untimely exercise of any right or power in connection with Securities at any time held by the Custodian, its agents or sub-custodian unless:

(i)           the Custodian has received Proper Instructions with regard to the exercise of any such right or power; and

(ii)          the Custodian, or its agents or sub-custodian are in actual possession of such Securities,

in each case, at least three (3) Business Days prior to the date on which such right or power is to be exercised. It will be the responsibility of the Company to notify the Custodian of the Person to whom such communications must be forwarded under this Section.

3.12      Records. The Custodian shall create and maintain complete and accurate records relating to its activities under this Agreement with respect to the Securities, cash or other property held for the Company under this Agreement, as required by Section 31 of the 1940 Act, and Rules 31a-1 and 32a-2 thereunder. To the extent that the Custodian, in its sole opinion, is able to do so, the Custodian shall provide assistance to the Company (at the Company’s reasonable request made from time to time) by providing sub-certifications regarding certain of its services performed hereunder to the Company in connection with the Company’s certification requirements pursuant to the Sarbanes-Oxley Act of 2002, as amended. All such records shall be the property of the Company and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Company (including its independent public accountants) and employees and agents of the Securities and Exchange Commission, upon reasonable request and prior notice and at the Company’s expense. The Custodian shall, at the Company’s request, supply the Company with a tabulation of Securities owned by the Company and held by the Custodian and shall, when requested to do so by the Company and for such compensation as shall be agreed upon between the Company and the Custodian, include, to the extent applicable, the certificate numbers in such tabulations, to the extent such information is available to the Custodian.

3.13      Custody of Subsidiary Securities.

(a)          At the request of the Company, with respect to each Subsidiary identified to the Custodian by the Company, there shall be established at the Custodian a segregated trust account to which the Custodian shall deposit and hold any Subsidiary Securities (other than Loans) received by it pursuant to this Agreement, which account shall be designated the “[INSERT NAME OF SUBSIDIARY] Securities Account” (the “Subsidiary Securities Account”).

(b)          At the request of the Company, with respect to each Subsidiary identified to the Custodian by the Company, there shall be established at the Custodian a segregated trust account to which the Custodian shall deposit and hold any Proceeds received by it from time to time from or with respect to Subsidiary Securities or other Proceeds, which account shall be designated the “[INSERT NAME OF SUBSIDIARY] Cash Proceeds Account” (the “Subsidiary Cash Account”).

(c)          To the maximum extent possible, the provisions of this Agreement regarding Securities of the Company, the Securities Account and the Cash Account shall be applicable to any Subsidiary Securities, cash and other investment assets, Subsidiary Securities Account and Subsidiary Cash Account, respectively. The parties hereto agree that the Company shall notify the Custodian in writing as to the establishment of any Subsidiary as to which the Custodian is to serve as custodian pursuant to the terms of this Agreement; and identify in writing any accounts the Custodian shall be required to establish for such Subsidiary as herein provided.

4.            REPORTING

(a)          The Custodian shall render to the Company a monthly report of (i) all deposits to and withdrawals from the Cash Account during the month, and the outstanding balance (as of the last day of the preceding monthly report and as of the last day of the subject month) and (ii) an itemized statement of the Securities held pursuant to this Agreement as of the end of each month, all transactions in the Securities during the month, as well as a list of all Securities transactions that remain unsettled at that time, and (iii) such other matters as the parties may agree from time to time.

(b)          For each Business Day, the Custodian shall render to the Company a daily report of (i) all deposits to and withdrawals from the Cash Account for such Business Day and the outstanding balance as of the end of such Business Day, and (ii) a report of settled trades of Securities for such Business Day.

(c)          The Custodian shall have no duty or obligation to undertake any market valuation of the Securities under any circumstance.

(d)          The Custodian shall provide the Company, promptly upon request, with such reports as are reasonably available to it and as the Company may reasonably request from time to time, concerning (i) the internal accounting controls, including procedures for safeguarding securities, which are employed by the Custodian or any Foreign Sub-custodian appointed pursuant to Section 6.1, and (ii) the financial strength of the Custodian or any Foreign Sub-custodian appointed pursuant to Section 6.1.

5.            DEPOSIT IN U.S. SECURITIES SYSTEMS

The Custodian may deposit and/or maintain Securities in a Securities System within the United States in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, including Rule 17f-4 under the 1940 Act, and subject to the following provisions:

(a)          The Custodian may keep domestic Securities in a U.S. Securities System; provided that, such Securities are represented in an account of the Custodian in the U.S. Securities System, which shall not include any assets of the Custodian other than assets held by it as a fiduciary, custodian or otherwise for customers;

(b)          The records of the Custodian with respect to Securities that are maintained in a U.S. Securities System shall identify by book-entry those Securities belonging to the Company;

(c)          The Custodian shall provide to the Company copies of all notices received from the U.S. Securities System of transfers of Securities for the account of the Company; and

(d)          Anything to the contrary in this Agreement notwithstanding, the Custodian shall not be liable to the Company for any direct loss, damage, cost, expense, liability or claim to the Company resulting from use of any U.S. Securities System (other than to the extent resulting from the negligence, misfeasance or misconduct of or breach of contract by the Custodian itself, or from the failure of the Custodian to enforce effectively such rights as it may have against the U.S. Securities System).

6.            SECURITIES HELD OUTSIDE OF THE UNITED STATES

6.1        Appointment of Foreign Sub-custodian. The Company hereby authorizes and instructs the Custodian in its sole discretion to employ one or more Foreign Sub-custodians to act as Eligible Securities Depositories or as sub-custodian to hold the Securities and other assets of the Company maintained outside the United States, subject to the Company’s approval in accordance with this Section. If the Custodian wishes to appoint a Foreign Sub-custodian to hold property of the Company subject to this Agreement, it will so notify the Company and provide it with information reasonably necessary to determine any such new Foreign Sub-custodian’s eligibility under Rule 17f-5 under the 1940 Act, including a copy of the proposed agreement with such Foreign Sub-custodian.

6.2        Assets to be Held. The Custodian shall limit the Securities and other assets maintained in the custody of the Foreign Sub-custodian to: (a) Foreign Securities and (b) cash and cash equivalents in such amounts as the Company (through Proper Instructions) may determine to be reasonably necessary to effect the Company’s transactions in such investments.

6.3        Omnibus Accounts. The Custodian may hold Foreign Securities and related Proceeds with one or more Foreign Sub-custodians or Eligible Securities Depositories in each case in a single account with such Sub-custodian or Securities Depository that is identified as belonging to the Custodian for the benefit of its customers; provided, however, that the records of the Custodian with respect to Securities and related Proceeds that are property of the Company maintained in such account(s) shall identify by book-entry those Securities and other property as belonging to the Company.

6.4        Reports Concerning Foreign Sub-custodian. The Custodian will supply to the Company, upon request from time to time, statements in respect of the Securities held by Foreign Sub-custodians or Eligible Securities Depositories, including an identification of the Foreign Sub-custodians and Eligible Securities Depositories having physical possession of the Foreign Securities.

6.5        Transactions in Foreign Custody Account. Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Securities received by a Foreign Intermediary for the account of the Company may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.

6.6        Foreign Sub-custodian. Each contract or agreement pursuant to which the Custodian employs a Foreign Sub-custodian shall include provisions that provide: (i) for indemnification or insurance arrangements (or any combination of the foregoing) such that the Company will be adequately protected against the risk of loss of assets held in accordance with such contract; (ii) that the Company’s assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Sub-custodian or its creditors (except a claim of payment for their safe custody or administration) or, in the case of cash deposits, liens or rights in favor of creditors of the Sub-custodian arising under bankruptcy, insolvency, or similar laws; (iii) that beneficial ownership for the Company’s assets will be freely transferable without the payment of money or value other than for safe custody or administration; (iv) that adequate records will be maintained identifying the assets as belonging to the Company or as being held by a third party for the benefit of the Company; (v) that the Company’s independent public accountants will be given access to those records or confirmation of the contents of those records; and (vi) that the Company will receive periodic reports with respect to the safekeeping of the Company’s assets, including notification of any transfer to or from a Company’s account or a third party account containing assets held for the benefit of the Company. Such contract may contain, in lieu of any or all of the provisions specified above, such other provisions that the Custodian determines will provide, in their entirety, the same or a greater level of care and protection for Company assets as the specified provisions, in their entirety.

6.7        Custodian’s Responsibility for Foreign Sub-custodian.

(a)          With respect to its responsibilities under this Section 6, the Custodian agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of property of the Company would exercise. The Custodian further agrees that the Foreign Securities will be subject to reasonable care, based on the standards applicable to the Custodian in the relevant market, if maintained with each Foreign Sub-custodian, after considering all factors relevant to the safekeeping of such assets, including: (i) the Foreign Sub-custodian’s practices, procedures, and internal controls, including the physical protections available for certificated securities (if applicable), the method of keeping custodial records, and the security and data protection practices; (ii) whether the Foreign Sub-custodian has the requisite financial strength to provide reasonable care for Company assets; (iii) the Foreign Sub-custodian’s general reputation and standing and, in the case of Eligible Securities Depository, the Eligible Securities Depository’s operating history and number of participants; and (iv) whether the Company will have jurisdiction over and be able to enforce judgments against the Foreign Sub-custodian, such as by virtue of the existence of any offices of the Foreign Sub-custodian in the United States or the Sub-custodian’s consent to service of process in the United States.

(b)          At the end of each calendar quarter or at such other times as the Company’s board of directors deems reasonable and appropriate based on the circumstances of the Company’s foreign custody arrangements, the Custodian shall provide written reports notifying the board of directors of the Company as to the placement of the Foreign Securities and cash of the Company with a particular Foreign Sub-custodian and of any material changes in the Company’s foreign custody arrangements. The Custodian shall promptly take such steps as may be required to withdraw assets of the Company from any Foreign Sub-custodian that has ceased to meet the requirements of Rule 17f-5 under the 1940 Act.

(c)          The Custodian shall establish a system to monitor the appropriateness of maintaining the Company’s assets with a particular Foreign Sub-custodian and the performance of the contract governing the Company’s arrangements with such Foreign Sub-custodian. To the extent the Custodian holds Foreign Securities and related Proceeds with one or more Eligible Securities Depositories, the Custodian shall provide the Company with an analysis of the custody risks associated with maintaining assets with such Eligible Securities Depository and shall monitor such custody risks on a continuing basis and promptly notify the Company of any material change in these risks. The Custodian agrees to exercise reasonable care, prudence and diligence in performing its obligations under this clause (c). If a custody arrangement with an Eligible Securities Depository no longer meets the requirements of this Section, the Company’s Foreign Securities must be withdrawn from the depository as soon as reasonably practicable.

(d)          The Custodian’s responsibility with respect to the selection or appointment of a Foreign Sub-custodian shall be limited to a duty to exercise reasonable care in the selection or retention of such Foreign Intermediaries in light of prevailing settlement and securities handling practices, procedures and controls in the relevant market. With respect to any costs, expenses, damages, liabilities, or claims (including attorneys’ and accountants’ fees) incurred as a result of the acts or the failure to act by any Foreign Sub-custodian, the Custodian shall take reasonable action to recover such costs, expenses, damages, liabilities, or claims from such Foreign Sub-custodian; provided that, other than with respect to a breach of this Agreement by the Custodian, the Custodian’s sole liability in that regard shall be limited to amounts actually received by it from such Foreign Intermediaries (exclusive of related costs and expenses incurred by the Custodian). The Custodian shall have no responsibility for any act or omission (or the insolvency of) any Securities System (including an Eligible Securities Depository). In the event the Company incurs a loss due to the negligence, willful misconduct, or insolvency of a Securities System (including an Eligible Securities Depository), the Custodian shall make reasonable endeavors, in its discretion, to seek recovery from the Eligible Securities Depository.

7.            CERTAIN GENERAL TERMS

7.1        No Duty to Examine Underlying Instruments. Nothing herein shall obligate the Custodian to review or examine the terms of any underlying instrument, certificate, credit agreement, indenture, loan agreement, promissory note, or other financing document evidencing or governing any Security to determine the validity, sufficiency, marketability or enforceability of any Security (and shall have no responsibility for the genuineness or completeness thereof), or otherwise.

7.2        Resolution of Discrepancies. In the event of any discrepancy between the information set forth in any report provided by the Custodian to the Company and any information contained in the books or records of the Company, the Company shall promptly notify the Custodian thereof and the parties shall cooperate to diligently resolve the discrepancy.

7.3        Improper Instructions. Notwithstanding anything herein to the contrary, the Custodian shall not be obligated to take any action (or forebear from taking any action), which it reasonably determines to be contrary to the terms of this Agreement or applicable law. In no instance shall the Custodian be obligated to provide services on any day that is not a Business Day.

7.4        Proper Instructions

(a)          The Company will give a notice to the Custodian, in a form reasonably acceptable to the Custodian, specifying the names and specimen signatures of persons authorized to give Proper Instructions (collectively, “Authorized Persons” and each is an “Authorized Person”), which notice shall be signed by any two Authorized Persons previously certified to the Custodian. The Custodian shall be entitled to rely upon the identity and authority of such persons until it receives written notice from an Authorized Person of the Company to the contrary. The initial Authorized Persons are set forth on Schedule B attached hereto and made a part hereof (as such Schedule B may be modified from time to time by written notice from the Company to the Custodian); and the Company hereby represents and warrants that the true and accurate specimen signatures of such initial Authorized Persons are set forth on Schedule B.

(b)          The Custodian shall have no responsibility or liability to the Company (or any other person or entity), and shall be indemnified and held harmless by the Company, in the event that a subsequent written confirmation of an oral instruction fails to conform to the oral instructions received by the Custodian. The Custodian shall not have an obligation to act in accordance with purported instructions to the extent that they conflict with applicable law or regulations, local market practice or the Custodian’s operating policies and practices. The Custodian shall not be liable for any loss resulting from a delay while it obtains clarification of any Proper Instructions.

7.5        Actions Permitted Without Express Authority. The Custodian may, at its discretion, without express authority from the Company:

(a)          make payments to itself as described in or pursuant to Section 3.9(b), or to make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement; provided that (i) the Custodian shall have first invoiced or billed the Company for such amounts and the Company shall have failed to pay such amounts within thirty (30) days after the date of such invoice or bill, and (ii) all such payments shall be regularly accounted for to the Company. To the extent either party is aware of a potential dispute related to such payments pursuant to the Agreement, the parties will work together in good faith to resolve such dispute;

(b)          surrender Securities in temporary form for Securities in definitive form;

(c)          endorse for collection cheques, drafts and other negotiable instruments; and

(d)          in general attend to all nondiscretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Company.

7.6        Evidence of Authority. The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate, instrument or paper reasonably believed by it to be genuine and to have been properly executed or otherwise given by or on behalf of the Company by an Authorized Officer. The Custodian may receive and accept a certificate signed by any Authorized Officer as conclusive evidence of:

(a)          the authority of any person to act in accordance with such certificate; or

(b)          any determination or action by the Company as described in such certificate,

and such certificate may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary from an Authorized Officer of the Company.

7.7        Receipt of Communications. Any communication received by the Custodian on a day which is not a Business Day or after 3:30 p.m., Eastern time (or such other time as is agreed by the Company and the Custodian from time to time), on a Business Day will be deemed to have been received on the next Business Day (but in the case of communications so received after 3:30 p.m., Eastern time, on a Business Day the Custodian will use its best efforts to process such communications as soon as possible after receipt).

8.            COMPENSATION OF CUSTODIAN

8.1        Fees. The Custodian shall be entitled to compensation for its services in such amounts as are mutually agreed between the parties in a separate fee schedule.

8.2        Expenses. The Company agrees to pay or reimburse to the Custodian upon its reasonable request from time to time all costs, disbursements, advances, and expenses (including reasonable fees and expenses of legal counsel) incurred, and any disbursements and advances made (including any Account overdraft resulting from any settlement or assumed settlement, provisional credit, chargeback, returned deposit item, reclaimed payment or claw-back, or the like), in connection with the preparation or execution of this Agreement in an amount to be mutually agreed upon between the parties, or in connection with transactions contemplated hereby or the administration of this Agreement or performance by the Custodian of its duties and services under this Agreement, from time to time (including the reasonable costs and expenses of any action deemed necessary by the Custodian to collect any amounts owing to it under the Agreement). To the extent either of the parties is aware of a potential dispute with respect to the payment of expenses pursuant to this Agreement, the parties shall work together in good faith to resolve it.

9.            RESPONSIBILITY OF CUSTODIAN

9.1        General Duties. The Custodian shall have no duties, obligations or responsibilities under this Agreement or with respect to the Securities or Proceeds except for such duties as are expressly and specifically set forth in this Agreement, and the duties and obligations of the Custodian shall be determined solely by the express provisions of this Agreement. No implied duties, obligations or responsibilities shall be read into this Agreement against, or on the part of, the Custodian.

9.2        Instructions

(a)          The Custodian shall be entitled to refrain from taking any action, unless it has such instruction (in the form of Proper Instructions) from the Company as it reasonably deems necessary, and shall be entitled to require, upon written notice to the Company, that Proper Instructions to it be in writing. The Custodian shall have no liability for any action (or forbearance from action) taken pursuant to the Proper Instruction of the Company.

(b)          Whenever the Custodian is entitled or required to receive or obtain any communications or information pursuant to or as contemplated by this Agreement, it shall be entitled to receive the same in writing, in form, content and medium reasonably acceptable to it and otherwise in accordance with any applicable terms of this Agreement; and whenever any report or other information is required to be produced or distributed by the Custodian it shall be in form, content and medium reasonably acceptable to it and the Company and otherwise in accordance with any applicable terms of this Agreement.

9.3        General Standards of Care. The Custodian shall perform its services hereunder in a diligent, prompt and professional manner consistent with industry standards. Subject to the foregoing, the acceptance by the Custodian of its appointment hereunder is expressly subject to the following terms, which shall govern and apply to each of the terms and provisions of this Agreement (whether or not so stated therein):

(a)          The Custodian may rely on (and shall be protected in acting or refraining from acting in reliance upon) any written notice, instruction, statement, certificate, request, waiver, consent, opinion, report, receipt or other paper or document furnished to it (including any of the foregoing provided to it by telecopier or electronic means), not only as to its due execution and validity, but also as to the truth and accuracy of any information therein contained, which it in good faith believes to be genuine and signed or presented by the proper person (which in the case of any instruction from or on behalf of the Company shall be any two (2) Authorized Persons, unless otherwise agreed by the parties); and the Custodian shall be entitled to presume the genuineness and due authority of any signature appearing thereon. The Custodian shall not be bound to make any independent investigation into the facts or matters stated in any such notice, instruction, statement, certificate, request, waiver, consent, opinion, report, receipt or other paper or document; provided, however, that, if the form thereof is specifically prescribed by the terms of this Agreement, the Custodian shall examine the same to determine whether it substantially conforms on its face to such requirements hereof.

(b)          Neither the Custodian nor any of its directors, officers or employees shall be liable to anyone for any error of judgment, or for any act done or step taken or omitted to be taken by it (or any of its directors, officers of employees), or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, unless such action or inaction constitutes negligence, willful misconduct, bad faith or in breach of the terms of this Agreement. The Custodian shall not be liable for any action taken by it in good faith and reasonably believed by it to be within powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed hereunder, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action. Except as otherwise expressly provided herein, the Custodian shall not be under any obligation at any time to ascertain whether the Company is in compliance with the 1940 Act, the regulations thereunder, or the Company’s investment objectives and policies then in effect.

(c)          In no event shall either party be liable for any indirect, special or consequential damages (including lost profits) whether or not it has been advised of the likelihood of such damages.

(d)          The Custodian may consult with, and obtain advice from, legal counsel selected in good faith with respect to any question as to any of the provisions hereof or its duties hereunder, or any matter relating hereto, and the written opinion or advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Custodian in good faith in accordance with the opinion and directions of such counsel. The reasonable cost of such services shall be reimbursed pursuant to the terms of Section 8.2 above, provided however, that such expenses shall not be reimbursable if the Custodian is ultimately determined to have breached the Agreement in acting on such advice in which case funds paid to the Custodian related to the advice so provided shall be returned to Company.

(e)          The Custodian shall not be deemed to have notice of any fact, claim or demand with respect hereto unless actually known by an officer working in its Corporate Trust Services group and charged with responsibility for administering this Agreement (which officers shall be identified in writing in advance by the Custodian) or unless (and then only to the extent received) in writing by the Custodian at the applicable address(es) (including telecopier and/or e-mail addresses) as set forth in Section 15 and specifically referencing this Agreement.

(f)          No provision of this Agreement shall require the Custodian to expend or risk its own funds, or to take any action (or forbear from action) hereunder which might in its judgment involve any expense or any financial or other liability unless it shall be furnished with acceptable indemnification. Nothing herein shall obligate the Custodian to commence, prosecute or defend legal proceedings in any instance, whether on behalf of the Company or on its own behalf or otherwise, with respect to any matter arising hereunder, or relating to this Agreement or the services contemplated hereby.

(g)          The permissive right of the Custodian to take any action hereunder shall not be construed as duty.

(h)          The Custodian may act or exercise its duties or powers hereunder through agents or attorneys, and the Custodian shall not be liable or responsible for the actions or omissions of any such agent or attorney (i) appointed with the Company’s prior written consent specifically acknowledging such limitation of liability, and (ii) maintained by the Custodian with reasonable due care.

(i)          All indemnifications contained in this Agreement shall survive the termination of this Agreement for a period of six (6) years.

9.4        Indemnification; Custodian’s Lien.

(a)          The Company shall and does hereby indemnify and hold harmless each of the Custodian, and any Foreign Sub-custodian appointed pursuant to Section 6.1 above, for and from any and all costs and expenses (including reasonable attorney’s fees and expenses), and any and all losses, damages, claims and liabilities, that may arise, be brought against or incurred by the Custodian, and any advances or disbursements made by the Custodian (including in respect of any Account overdraft, returned deposit item, chargeback, provisional credit, settlement or assumed settlement, reclaimed payment, claw-back or the like), as a result of, relating to, or arising out of this Agreement or the administration or performance of the Custodian’s duties hereunder, or the relationship between the Company (including, for the avoidance of doubt, any Subsidiary) and the Custodian created hereby, other than such liabilities, losses, damages, claims, costs and expenses as are caused by the Custodian’s action or inaction constituting negligence, willful misconduct, bad faith or breach of this Agreement.

(b)          If the Company requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement (but excluding any income taxes assessable with respect thereto), except such as may arise from its or its nominee’s own gross negligent action, negligent failure to act, willful misconduct, or bad faith, or if the Company fails to compensate or pay the Custodian pursuant to Section 8.1 or Section 9.4 hereof, any cash at any time held for the account of the Company shall be security therefor and should the Company fail to repay the Custodian promptly (or, if specified, within the time frame provided herein), the Custodian shall be entitled to utilize available cash to the extent necessary to obtain reimbursement. To the extent there is a potential dispute with respect to the foregoing, the parties shall work together in good faith to resolve it.

9.5        Force Majeure. Without prejudice to the generality of the foregoing, the Custodian shall be without liability to the Company for any damage or loss resulting from or caused by events or circumstances beyond the Custodian’s reasonable control, including nationalization, expropriation, currency restrictions, the interruption, disruption or suspension of the normal procedures and practices of any securities market, power, mechanical, communications or other technological failures or interruptions, computer viruses or the like, fires, floods, earthquakes or other natural disasters, civil and military disturbance, acts of war or terrorism, riots, revolution, acts of God, work stoppages, strikes, national disasters of any kind, or other similar events or acts, material errors by the Company in its written instructions to the Custodian or material changes in applicable law, regulation or orders.

10.           SECURITY CODES

If the Custodian issues to the Company security codes, passwords or test keys in order that it may verify that certain transmissions of information, including Proper Instructions, have been originated by the Company, the Company shall take commercially reasonable steps to safeguard any security codes, passwords, test keys or other security devices that the Custodian shall make available.

11.           TAX LAW

11.1      Domestic Tax Law. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Company, or the Custodian as custodian of the Securities or the Proceeds, by the tax law of the United States or any state or political subdivision thereof. The Custodian shall be kept indemnified by and be without liability to the Company for such obligations including taxes (but excluding any income taxes assessable in respect of compensation paid to the Custodian pursuant to this Agreement), withholding, certification and reporting requirements, claims for exemption or refund, additions for late payment interest, penalties and other expenses (including legal expenses) that may be assessed against the Company, or the Custodian as custodian of the Securities or Proceeds.

11.2      Foreign Tax Law. It shall be the responsibility of the Company to notify the Custodian of the obligations imposed on the Company, or the Custodian as custodian of any Foreign Securities or related Proceeds, by the tax law of foreign (i.e., non-U.S.) jurisdictions, including responsibility for withholding and other taxes, assessments or other government charges, certifications and government reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to cooperate with the Company with respect to any claims for exemption or refund under the tax law of the jurisdictions for which the Company has provided such information.

12.           EFFECTIVE PERIOD, TERMINATION

12.1      Effective Date. The terms and conditions of this Agreement shall become effective upon (1) the election by the Company to be treated as a business development company under the 1940 Act and (2) written notice by the Company to the Custodian that the Company has become a business development company under the 1940 Act and shall supersede and replace any prior or contemporaneous Agreement between Custodian and the Company relating to the provision of custody and related services. This Agreement shall continue in full force and effect until terminated as hereinafter provided. This Agreement may be terminated by the Custodian or the Company pursuant to Section 12.2.

12.2      Termination. This Agreement shall terminate upon the earliest of (a) occurrence of the effective date of termination specified in any written notice of termination given by either party to the other not later than sixty (60) days prior to the effective date of termination specified therein, and (b) such other date of termination as may be mutually agreed upon by the parties in writing.

12.3      Resignation. The Custodian may at any time resign under this Agreement by giving not less than sixty (60) days advance written notice thereof to the Company. The Company may at any time remove the Custodian under this Agreement by giving not less than sixty (60) days advance written notice thereof to the Custodian.

12.4      Successor. Prior to the effective date of termination of this Agreement, or the effective date of the resignation or removal of the Custodian, as the case may be, the Company shall give Proper Instruction to the Custodian designating a successor Custodian, if applicable. Upon receipt of such Proper Instruction, Custodian shall deliver directly to the successor Custodian all Securities, Loan Files, cash and documents related thereto owned by the Company and held by the Custodian.

12.5      Payment of Fees, etc. Upon termination of this Agreement or resignation or removal of the Custodian, the Company shall pay to the Custodian such compensation, and shall likewise reimburse the Custodian for its costs, expenses and disbursements, as may be due as of the date of such termination or resignation (or removal, as the case may be). All indemnifications under this Agreement shall survive the termination of this Agreement, or any resignation or removal of the Custodian for a period of six (6) years following such termination, resignation or removal.

12.6      Final Report. In the event of any resignation or removal of the Custodian, the Custodian shall provide to the Company a complete final report or data file transfer of any Confidential Information as of the date of such resignation or removal.

13.           REPRESENTATIONS AND WARRANTIES

13.1      Representations of the Company. The Company represents and warrants to the Custodian that:

(a)          it has the power and authority to enter into and perform its obligations under this Agreement, and it has duly authorized, executed and delivered this Agreement so as to constitute its valid and binding obligation; and

(b)          in giving any instructions which purport to be “Proper Instructions” under this Agreement, the Company will act in accordance with the provisions of its certificate of incorporation and bylaws and any applicable laws and regulations.

13.2      Representations of the Custodian. The Custodian hereby represents and warrants to the Company that:

(a)          it is qualified to act as a custodian pursuant to Sections 17(f) and 26(a)(1) of the 1940 Act; it is a U.S. Bank as defined in Rule 17f-5(a)(7) of the 1940 Act;

(b)          it has the power and authority to enter into and perform its obligations under this Agreement;

(c)          it has duly authorized, executed and delivered this Agreement so as to constitute its valid and binding obligations;

(d)          to the best knowledge of the signer of this Agreement, the execution, delivery and performance of this Agreement by Custodian require no action by or in respect of, or filing with, any governmental body, agency, or official, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the organizational documents of Custodian or of any agreement, judgment, injunction, order, decree, or other instrument binding upon Custodian; and

(e)          it maintains business continuity policies and standards that include data file backup and recovery procedures that comply with all applicable regulatory requirements.

14.           PARTIES IN INTEREST; NO THIRD PARTY BENEFIT

This Agreement is not intended for, and shall not be construed to be intended for, the benefit of any third parties and may not be relied upon or enforced by any third parties (other than successors and permitted assigns pursuant to Section 19).

15.           NOTICES

Any Proper Instructions (to the extent given by hand, mail, courier or telecopier) shall be given to the following address (or such other address as either party may designate by written notice to the other party), and otherwise any notices, approvals and other communications hereunder shall be sufficient if made in writing and given to the parties at the following address (or such other address as either of them may subsequently designate by notice to the other), given by (i) hand, (ii) certified or registered mail, postage prepaid, (iii) recognized courier or delivery service, or (iv) confirmed electronic mail, telecopier or telex, with a duplicate sent by the next business day by first class mail, postage prepaid or recognized courier or delivery service:

(a)          if to the Company or any Subsidiary, to

CĪON Investment Corporation

3 Park Avenue, 36th Floor

New York, NY 10016

Attention: General Counsel

E-Mail: mmanley@iconinvestments.com

(b)          if to the Custodian (other than in its role as Document Custodian), to

U.S. Bank National Association

One Federal Street, 3rd Floor

Boston, MA 02110

Ref: CĪON Investment Corporation

Attention: Gayle Filomia

Fax No.: 866-350-3047

Email: gayle.filomia@usbank.com

(c)          if to the Custodian solely in its role as Document Custodian, to

U.S. Bank National Association

1719 Range Way

Florence, South Carolina 29501

Mail Code: Ex - SC - FLOR

Ref: CĪON Investment Corporation

Attention: Steven Garrett

Fax No.: 843-673-0162

Email: steven.garrett@usbank.com

16.           CHOICE OF LAW AND JURISDICTION

This Agreement shall be construed, and the provisions thereof interpreted under and in accordance with and governed by the laws of the State of New York for all purposes (without regard to its choice of law provisions); except to the extent such laws are inconsistent with federal securities laws, including the 1940 Act, in which case such federal securities laws shall govern.

17.           ENTIRE AGREEMENT; COUNTERPARTS

17.1      Complete Agreement. This Agreement constitutes the complete and exclusive agreement of the parties with regard to the matters addressed herein and supersedes and terminates, as of the date hereof, all prior agreements or understandings, oral or written, between the parties to this Agreement relating to such matters.

17.2      Counterparts. This Agreement may be executed in any number of counterparts and all counterparts taken together shall constitute one and the same instrument.

17.3      Facsimile Signatures. The exchange of copies of this Agreement and of signature pages by facsimile transmission or pdf shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or pdf shall be deemed to be their original signatures for all purposes.

18.           AMENDMENT; WAIVER

18.1      Amendment. This Agreement may not be amended except by an express written instrument duly executed by each of the Company and the Custodian.

18.2      Waiver. In no instance shall any delay or failure to act be deemed to be or effective as a waiver of any right, power or term hereunder, unless and except to the extent such waiver is set forth in an express written instrument signed by the party against whom it is to be charged.

19.          SUCCESSOR AND ASSIGNS

19.1      Successors Bound. The covenants and agreements set forth herein shall be binding upon and inure to the benefit of each of the parties and their respective successors and permitted assigns. Neither party shall be permitted to assign their rights under this Agreement without the written consent of the other party; provided, however, that the foregoing shall not limit the ability of: (a) the Custodian to delegate certain duties or services to or perform them through agents or attorneys appointed with due care as expressly provided in this Agreement, or (b) the Company to assign this Agreement to an acquirer of all or substantially all of its capital stock or assets.

19.2      Merger and Consolidation. Any corporation or association into which the Custodian may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any corporation or association to which the Custodian transfers all or substantially all of its corporate trust business, shall be the successor of the Custodian hereunder, and shall succeed to all of the rights, powers and duties of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

20.          SEVERABILITY

The terms of this Agreement are hereby declared to be severable, such that if any term hereof is determined to be invalid or unenforceable, such determination shall not affect the remaining terms.

21.           REQUEST FOR INSTRUCTIONS

If, in performing its duties under this Agreement, the Custodian is required to decide between alternative courses of action, the Custodian may (but shall not be obliged to) request in writing written instructions from the Company as to the course of action desired by it. If the Custodian does not receive such instructions within three (3) Business Days after it has requested them in writing, the Custodian may, but shall be under no duty to, take or refrain from taking any such courses of action. The Custodian shall act in accordance with instructions received from the Company in response to such request after such three-Business Day period, except to the extent it has already taken, or committed itself to take, action inconsistent with such instructions.

22.           OTHER BUSINESS

Nothing herein shall prevent the Custodian or any of its affiliates from engaging in other business, or from entering into any other transaction or financial or other relationship with, or receiving fees from or from rendering services of any kind to the Company or any other Person. Nothing contained in this Agreement shall constitute the Company and/or the Custodian (and/or any other Person) as members of any partnership, joint venture, association, syndicate, unincorporated business or similar assignment as a result of or by virtue of the engagement or relationship established by this Agreement.

23.           REPRODUCTION OF DOCUMENTS

This Agreement and all schedules, exhibits, attachments and amendment hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further production shall likewise be admissible in evidence.

24.           MISCELLANEOUS

The Company acknowledges receipt of the following notice:

“ IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT.

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust or other legal entity the Custodian will ask for documentation to verify its formation and existence as a legal entity. The Custodian may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.”

[PAGE INTENTIONALLY ENDS HERE. SIGNATURES APPEAR ON NEXT PAGE.]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed and delivered by a duly authorized officer, intending the same to take effect as of the date first written above.

Witness:	CĪON INVESTMENT CORPORATION

/s/ Rebecca Johnson	By:	/s/ Michael Reisner
Name: Rebecca Johnson		Name: Michael Reisner
Title: Executive Assistant		Title: Co-President and Co-Chief Executive Officer

Witness:	U.S. BANK NATIONAL ASSOCIATION

/s/ Lynora J. Caulfield	By:	/s/ Gayle L. Filomia
Name: Lynora J. Caulfield		Name: Gayle L. Filomia
Title: Vice President		Title: Vice President

[Signature Page to Custody Agreement]

SCHEDULE A

(Trade Confirmation)

[See Attached.]

SCHEDULE B

Any of the following persons shall be an Authorized Person (as this list may subsequently be modified by the Company from time to time by written notice to the Custodian):

NAME:	SPECIMEN SIGNATURE:
Mark Gatto
Michael Reisner
Joel Kress
Gregory Schill

SCHEDULE C

Custodian Locations

Type of Asset	Location

Securities	Milwaukee, Wisconsin

Required Loan Documents	Florence, South Carolina

Copies of Securities and/or Required Loan Documents, if any	Boston, Massachusetts